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                                                               EXHIBIT 21


Subsidiaries of The St. Paul Companies, Inc.                     State or
--------------------------------------------                      Other
                                                             Jurisdiction of
Name                                                          Incorporation
----                                                          -------------
(1) St. Paul Fire and Marine Insurance Company                  Minnesota
    Subsidiaries:
     (i) St. Paul Mercury Insurance Co.                         Minnesota
    (ii) St. Paul Guardian Insurance Co.                        Minnesota
   (iii) The St. Paul Insurance Co.                                 Texas
    (iv) The St. Paul Insurance Co. of Illinois                  Illinois
     (v) St. Paul Fire and Casualty Insurance Co.               Wisconsin
    (vi) St. Paul Indemnity Insurance Co.                         Indiana
   (vii) St. Paul Property and Casualty Insurance Co.            Nebraska
  (viii) St. Paul Lloyds Holdings, Inc.                             Texas
    (ix) St. Paul Management Services, Inc.                     Minnesota
     (x) Seaboard Surety Company                                 New York
          Subsidiaries:
          (a) Northern Indemnity, Inc.                             Canada
    (xi) St. Paul Insurance Co. of North Dakota              North Dakota
   (xii) St. Paul Specialty Underwriting, Inc.                   Delaware
          Subsidiaries:
          (a) St. Paul Surplus Lines Insurance Co.               Delaware
          (b) Athena Assurance Co.                              Minnesota
          (c) St. Paul Medical Liability Insurance Co.          Minnesota
          (d) St. Paul Risk Services, Inc.                      Minnesota
  (xiii) Northbrook Holdings, Inc.                               Delaware
          Subsidiaries:
          (a) Discover Property & Casualty Insurance Co.         Illinois
          (b) Northbrook Property and Casualty
                 Insurance Co.                                   Illinois
   (xiv) St. Paul Venture Capital IV, L.L.C.                     Delaware
    (xv) St. Paul Venture Capital V, L.L.C.                      Delaware
   (xvi) St. Paul Properties, Inc.                               Delaware
          Subsidiaries:
          (a) St. Paul Interchange, Inc.                        Minnesota
          (b) 350 Market Street, Inc.                           Minnesota
  (xvii) United States Fidelity and Guaranty Co.                 Maryland
          Subsidiaries:
          (a) Fidelity and Guaranty Insurance
                 Underwriters, Inc.                             Wisconsin
          (b) Fidelity and Guaranty Insurance Co.                    Iowa
          (c) USF&G Insurance Company of Mississippi          Mississippi
          (d) USF&G Insurance Company of Wisconsin              Wisconsin

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          (e) Discover Specialty Insurance Company               Illinois
          (f) USF&G Specialty Insurance Co.                      Maryland
          (g) USF&G Business Insurance Co.                       Maryland
          (h) USF&G Family Insurance Co.                         Maryland
          (i) GeoVera Insurance Co.                              Maryland
          (j) Inner Harbor Reinsurance, Inc.                     Maryland
          (k) The Del Mar Co.                                    Delaware
          (l) USF&G Small Business Insurance Co.                 Maryland
          (m) USF&G Pacific Insurance Co.                        Maryland
          (n) USF&G West Insurance Co.                           Maryland
          (o) USF&G Founder's Insurance Co.                      Maryland
          (p) Charter House Underwriters, Inc.                   Maryland
          (q) Afianzadora Insurgentes, S.A. De C.V.                Mexico
          (r) F&G Specialty Insurance Services, Inc.           California
          (s) IMG Holding Company, Inc.                          Maryland
            Subsidiary:
              (i) USF&G Realty Advisors, Inc.                    Delaware
          (t) Discover Re Managers, Inc.                         Delaware
            Subsidiary:
              (i) Discovery Reinsurance Co.                       Indiana
             (ii) Discovery Managers, Ltd.                        Indiana
          (u) THI Holdings (Delaware), Inc.                      Delaware
            Subsidiaries:
             (i) Titan Holdings Service Corp.                       Texas
             (ii) Titan Indemnity Company                           Texas
             (iii) Victoria Financial Corp.                      Delaware
 (xviii) Fidelity and Guaranty Life Insurance Co.                Maryland
          Subsidiary:
          (a) Thomas Jefferson Life Insurance Co.                New York
   (xix) USF&G Realty, Inc.                                      Delaware

(2) The John Nuveen Company*                                     Delaware
    Subsidiaries:
      (i) John Nuveen & Co. Incorporated                         Delaware
          Subsidiaries:
          (a) Nuveen Advisory Corp.                              Delaware
          (b) Nuveen Institutional Advisory Corp.                Delaware
     (ii) Nuveen Asset Management, Inc.                          Delaware
    (iii) Rittenhouse Financial Services, Inc.                   Delaware
     (iv) Nuveen Senior Loan Asset Management, Inc.              Delaware

(3) St. Paul Re, Inc.                                            New York

(4) Camperdown Corporation                                       Delaware

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(5) St. Paul Capital L.L.C.                                      Delaware

(6) St. Paul Venture Capital, Inc.                               Delaware

(7) St. Paul London Properties, Inc.                             Minnesota

(8) St. Paul London Investments, Inc.                            Minnesota

(9) St. Paul Multinational Holdings, Inc.                        Delaware
    Subsidiaries:
      (i) St. Paul Insurance Company (S.A.) Limited              South Africa
     (ii) Seguros St. Paul de Mexico, S.A. de C.V.               Mexico
    (iii) Botswana Insurance Company Limited                     Botswana
     (iv) St. Paul Argentina Compania De Seguros S.A.            Argentina

(10)      St. Paul Bermuda Holdings, Inc.                        Delaware
    Subsidiaries:
      (i) St. Paul (Bermuda), Ltd.                               Bermuda
     (ii) St. Paul Re (Bermuda), Ltd.                            Bermuda
    (iii) F&G International Insurance, Ltd.                      Bermuda
     (iv) Bosworth Insurance Co., Ltd.                           Bermuda

(11) St. Paul Holdings Limited                                   United Kingdom
    Subsidiaries:
      (i) St. Paul Reinsurance Company
           Limited                                               United Kingdom
     (ii) St. Paul International Insurance
           Company Limited                                       United Kingdom
    (iii) St. Paul Insurance Espana Seguros
           Y Reaseguros, S.A.                                    Spain
     (iv) Camperdown UK Limited                                  United Kingdom
      (v) New World Insurance Company Ltd.                       Guernsey
     (vi) Lesotho National Insurance
            Holdings Limited                                     Lesotho
    (vii)  St. Paul Syndicate Holdings, Ltd.                     United Kingdom
            Subsidiary:
              (i) F&G Overseas, Ltd.                             Cayman Islands

(12)      USF&G Financial Services Corporation.                  Maryland

(13)      St. George Reinsurance, Ltd.                           B.W. Indies

(14)      Mountain Ridge Insurance Co.                           Vermont

(15)      Captiva, Ltd.                                          Bermuda


*The John Nuveen Company is a majority-owned subsidiary jointly owned by The St. Paul, which holds a 66% interest, and Fire and Marine, which holds a 13% interest. The remaining 21% is publicly held.